Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Colfax Corporation 401(k) Savings Plus Plan of our reports dated February 25, 2011, with respect to the consolidated financial statements and schedule of Colfax Corporation and the effectiveness of internal control over financial reporting of Colfax Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Richmond, Virginia
May 3, 2011